                                                                  EXHIBIT 10.16




                                     LEASE

1. This Lease made and entered into in the city of Louisville, Jefferson County, Kentucky, on this 8th day of March, 1996, by and between RIVERPORT COMMERCE CENTER, INC., P.O. Box 58098, Louisville, KY 40268, a Kentucky Corporation, party of the first part, hereinafter designated as "Lessor," and SOFTWARE SPECTRUM, INC., 2140 Merritt Drive, Garland, TX 75041 a Texas corporation, party of the second part, hereinafter designated as "Lessee";

2. PREMISES: That for and in consideration of the rental, covenants, and conditions hereinafter stipulated to be paid and performed by the Lessee, Lessor does hereby accept and lease unto the Lessee and the Lessee does hereby accept and lease from the Lessor real property, legally described as follows, (hereinafter referred to as the "Premises"):

REVISED LOT 22 CREATED BY MINOR SUBDIVISION PLAT OF RECORD WHICH HAS BEEN APPROVED BY THE LOUISVILLE AND JEFFERSON COUNTY PLANNING COMMISSION WHICH IS ATTACHED TO DEED RECORDED IN DEED BOOK 6527, PAGE 60, IN THE OFFICE OF THE CLERK OF JEFFERSON CoUNTY, KENTUCKY.

THE STREET ADDRESS FOR THE PREMISES IS 7101-C IntermodaI Drive, Louisville KY 40258. The portion of the premises subject to the terms and conditions of this lease is detailed on "Exhibit A".

3. TERM: To have and to hold said Premises unto the Lessee for a term of sixty one (61) months plus any partial month at the beginning of the term, commencing on the Commencement Date as defined in Paragraph 24, unless extended as herein provided.

4. RENT: Lessee covenants to pay to Lessor, or to such persons or corporations as Lessor may from time to time designate in writing, rental as follows:

         Month One                                 $         0
         Month two through twelve                  $    15,094
         Month thirteen through sixty one          $    17,969

monthly, in successive installments on the first day of each and every calendar month during the term of this Lease, for the demised Premises, payable in advance, without previous demand therefor, commencing on the Commencement Date. The rent for any partial month at the beginning of the Lease term shall be prorated for the number of days in such partial month.

Rental payments shall be made to Riverport Commerce Center, P.O. Box 58098, Louisville, Kentucky, 40268, until further notice to Lessee.

5. USE: The Premises shall be continuously used and occupied by Lessee throughout the term hereof for the storage and distribution of computer software, hardware and other legal uses incidental thereto.

Lessee will comply with all lawful requirements of City, County, State and other public authorities affecting the use and occupancy of the Premises, regardless of whether notice of violation of said requirements shall be served on Lessor or Lessee; provided that Lessee, at its expense, shall make any alterations or improvements to the Premises required by change in law applicable to the Facility, including alterations or improvements required solely by virtue of Lessee's specific activities conducted in the Premises, which Lessee shall make at its expense. If Lessee fails to make such alterations or improvements as and when required, then Lessor may at its sole option, either (i) complete the alterations and improvements itself and add the entire cost thereof as additional rent, or (ii) terminate this Lease upon 30 days prior written notice to Lessee, and without penalty, which termination will then become effective on the date specified therein (which shall be at least 30 days after the date of Lessor's notice) if prior thereto Lessee has not made all of such alterations or improvements required to comply with applicable laws or regulations.

6. SIGNS: All signs contemplated hereby shall be approved by the Lessor prior to installation but such approval shall not be unreasonably withheld. Lessee agrees to maintain such signs in a good state of repair and to save Lessor harmless from any loss, cost or damage as a result of erection, maintenance, existence and removal of same. Upon termination of this Lease, Lessee agrees to remove all such signs at its expense, and to repair promptly any damage to the Premises caused by such removal. Any sign shall be permitted by any applicable governmental agency.

7. TAXES: All Taxes including Real Property, drainage and assessments are to be paid by Lessor. Personal Property and inventory taxes, if applicable, are to be paid by Lessee.

8. SUBORDINATION: At the Lessor's option, this Lease shall be subordinated to any existing mortgages covering said Premises, and any extension or renewal thereof, or to any new mortgages which may be placed thereon from time to time, provided certain conditions set forth herein are met. The subordination of this Lease to any mortgage is expressly conditioned upon the holder thereof expressly agreeing in such mortgage or in a separate instrument recorded on or after the date of recordation of the Mortgage, that,

                 (a) enforcement of any mortgage shall not terminate this Lease or disturb Lessee in the possession and use of the Premises (except in the case where Lessee is in default beyond the period, if any, provided in this Lease to remedy such default);

                 (b) any party succeeding to the interest of Lessor as a result of the enforcement of any mortgage shall be bound to Lessee, and Lessee shall be bound to it, under all the terms, covenants, and conditions of this Lease, for the balance of the term of this Lease and any renewals or extensions thereof.

                 (c) insurance proceeds and awards shall be first applied as provided in this Lease; and

                 (d) wherever any provision of the mortgage purports to limit the rights or increase the obligations of Lessee under this Lease, the provisions of this Lease shall govern.

9. ESTOPPEL CERTIFICATE: Lessee shall, within twenty (20) days following receipt of a written request from Lessor, execute, acknowledge, and deliver to Lessor or to any prospective lender or purchaser designated by Lessor a written statement certifying (i) that this lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification) (ii) the date to which rent has been paid, and (iii) that there are not, to lessees knowledge, any uncured defaults (or specifying such defaults, if any are claimed). Lessee's failure to deliver such statement within such period shall be conclusive upon lessee that this lease is in full force and effect and unmodified, and that there are no presently existing defaults on the part of Lessor hereunder.

10. CARE OF PREMISES: Lessee shall not perform any acts or carry on any practices which may injure the Premises or commit waste to same. Lessee shall not burn any trash or garbage in or about the Premises. Lessee agrees that it will surrender and deliver up said Premises at the end of the term, in as good order and condition as at the time of Lessee's occupancy of same, reasonable use and ordinary wear and tear thereof and accidents by fire or other casualty and damage not the result of Lessee's negligence excepted, and shall at such time surrender all keys for the Premises to the Lessor at the place then fixed for payment of rent, and shall remove its personal property and trade fixtures and repair promptly any damage caused by such removal.

11. REPAIRS AND MAINTENANCE: Lessor shall keep the common areas, foundations, floors, roof, gutters and down spouts, parking lots, sidewalks, landscaping and driveways, exterior walls, and utility systems embedded in the foundations, floors, roof or exterior walls in good structural and operational repair, except that Lessor shall not be required to make any repairs which become necessary by reason of the negligence of Lessee, its employees, agents, patrons, or suppliers' delivery trucks, unless the repairs are covered by Lessor's required insurance. In all other respects the Premises and appurtenances, including sanitary, heating and air conditioning systems and equipment, water and electric shall at all times be kept in good order, condition and repair, serviced and maintained by Lessee, except for ordinary wear and tear, accidents by fire or other casualty, and damage not the result of Lessee's negligence or failure to maintain as required hereby. Lessee agrees to provide preventative maintenance of all equipment systems, and facilities installed by Lessor in the Premises for Lessee's use; and shall make such replacements as become necessary by reason of Lessee's failure to maintain. Lessee shall, at its own cost, replace any broken glass, including plate glass, in the Premises resulting from Lessee's negligence. If Lessee fails to repair, service and maintain according to its obligation herein, Lessor, after written notice to Lessee, may so repair, service and maintain for Lessee and bill the cost for such repair to Lessee as additional rent on the next date fixed for payment of rent. Within ninety (90) days from commencement Lessee shall accept all equipment and systems within the premises or notify Lessor of repairs necessary for Lessee to accept responsibility for continuing maintenance of said equipment and systems.

12. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make any changes, improvements, alterations, or additions to the Premises without the prior written consent of the Lessor, and without Lessor's prior written approval of detailed plans and specifications therefore, which consent shall not be unreasonably withheld. Such changes, improvements, alterations and additions as are approved will revert to the Lessor, at termination of this Lease. Lessee agrees to indemnify the Lessor against mechanic's liens, costs, damages, or expenses, including reasonable attorneys' fees that may arise from such alterations, or order removal as provided above. This clause shall not limit the installation or removal of Lessee's trade fixtures.

13. CONDUCT OF BUSINESS: Lessee shall not use any advertising medium that shall be a nuisance to Lessor such as loud speakers, phonograph or radio, in a manner to be heard outside of the Premises. Lessee shall not install any exterior lighting, shades or awnings or any exterior television antennae, loud speakers, sound amplifiers, or similar devices on the roof or exterior walls of the building unless with the advance written consent of the Lessor.

14. INSURANCE: Lessor shall carry a policy or policies of fire and extended coverage insurance insuring the Facility and Premises. Lessee shall carry a policy or policies of insurance insuring Lessee's interest in its improvements to the Premises and contents, owned or leased and contained therein and business interruption. To the full extent permitted by law, Lessor and Lessee each waives all right of recovery against the other, and agrees to release the other from loss or damage to the extent such loss or damage is covered by valid and collectible property insurance in effect at the time of such loss or damage.

                 Prior to the date Lessee receives possession of the demised Premises, Lessee shall deliver to Lessor a certificate or certificates of insurance for public liability including Lessor as a named insured, with minimum limits of $1,000,000 for Each Occurrence, $2,000,000 General Aggregate, $2,000,000 Products/Completed Operations Aggregate and $1,000,000 Personal Injury and Umbrella or Excess liability coverage with a minimum limit of $5,000,000 each occurrence, $5,000,000 Aggregate to Lessor showing compliance with the insurance requirements of this Lease. In the event Lessee should change insurers, or effects a substantial modification of coverage, Lessee shall cause the insurer to issue a new certificate of insurance and to supply the same to Lessor.

                 Lessee shall hold Lessor harmless from liability to third parties for personal injury, death or damage to tangible property resulting directly from Lessee's gross negligent or intentional acts in or about the demised Premises or Facility.

                 All insurance required of Lessee shall be written by companies and in form approved by Lessor, which approval shall not be unreasonably withheld.

15. LESSOR'S NON-LIABILITY: Lessor shall not be liable for damage to property or injury or death to persons due to the conditions of the Leased Premises, or due to the occurrence of any accident in or about the Leased Premises, or due to any act or neglect of Lessee, or any person except to the extent arising out of the negligence of Lessor.

16. ASSIGNMENT OR SUBLETTING: Lessee shall not sell, assign, mortgage, pledge, sublease, or in any manner transfer this Lease or any estate or interest therein, nor rent nor sublease the Leased Premises or any part or parts thereof without the previous written consent of the Lessor in each instance; provided, however, that Lessee may assign or sublease without consent to a subsidiary or affiliated company of Lessee in which the Lessee shall have a controlling interest. Consent by Lessor to one assignment of this Lease or to one subletting shall not be a waiver of Lessor's rights under this article as to subsequent assignment or subletting. Notwithstanding consent, such assignment or subletting shall not relieve Lessee of any obligation imposed on it under the terms and conditions of the within Lease and Lessee shall remain primarily liable for rent for the balance of the term. Lessor's rights to sell, assign, or otherwise transfer its rights under this Lease are and shall remain unqualified.

17. ACCESS TO PREMISES: Lessor reserves the right to enter upon the Premises, with twenty four hours advance notice, during reasonable business hours for the purpose of inspecting the same, or to exhibit the Premises to prospective tenants during the last six (6) months of the term.

18. UTILITIES: Lessee shall pay all charges for heat, gas, if available, electricity, and all other utilities used on or about the Premises, as indicated by separate metering of utilities. Lessee shall at all times maintain sufficient heat in the Premises to prevent freezing and bursting of plumbing, water and sprinkler lines. Lessee shall pay for water and sewer and MSD drainage fees.

19. EMINENT DOMAIN: If the Premises be subjected to any eminent domain proceedings, the Lease shall terminate as of the date of the taking if all the Premises are taken or if the portion taken is so extensive that in Lessee's reasonable judgement the residue is wholly inadequate for Lessee's purposes. If the taking be partial, and Lessee does not terminate, then Lessee's rentals shall be reduced in the proportion which the space taken bears to the space originally leased. It is agreed that all damages allocable to the Premises shall in any event be payable to Lessor.

20. FIRE CLAUSE: In case of damage to the Premises by fire or other causes insured against under Paragraph 14, Lessee shall repair such damages with reasonable promptness and dispatch after receiving written notice of the damage from Lessee. In case the said Premises shall be so damaged or injured by fire or other causes as to rendered untenantable, and so that necessary repairs or rebuilding cannot be made within one hundred twenty (120) days, Lessor or Lessee may terminate this Lease and Lessee shall be allowed an abatement of rent from the time the Premises were rendered untenantable. If the damage is such that rebuilding can be completed within one hundred twenty (120) days, or if Lessor or Lessee does not elect to terminate as herein above provided, the Lessor agrees to make such repairs with reasonable promptness and dispatch, and to allow Lessee an abatement in rent for such time as the building remains untenantable and the Lessee covenants and agrees that the terms of this lease shall not otherwise be affected.

21.      PROHIBITION OF INVOLUNTARY ASSIGNMENT; BANKRUPTCY OR INSOLVENCY:

                 (a) Except only as expressly permitted herein, neither this Lease or the leasehold estate of Lessee nor any interest of Lessee hereunder in the demised Premises or in the building or the improvements thereon shall be subject to voluntary assignment, transfer or sale or to assignment, transfer or sale by operation of law in any manner whatsoever (except through statutory merger or consolidation) and any such attempt at involuntary assignment, transfer or sale shall be void and of no effect.

                 (b) Without limiting the generality of paragraph (a), Lessee agrees that in the event any proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Lessee, or for its adjudication as a bankrupt or insolvent or for the appointment of a receiver of the property of Lessee and said proceedings are not dismissed and any receiver, trustee or liquidator appointed therein discharged within sixty (60) days after the institution of said proceedings, such action shall be deemed to constitute a breach of Lease by Lessee and Lessor may at its election, without notice or entry or other action of Lessor, terminate this Lease and also all rights of Lessee under this Lease in and to the demised Premises and also all rights of any persons claiming under Lessee.

22. REMEDIES: In addition to all other remedies provided by law Lessor may terminate the estate and term demised without further liability whatsoever on its part by written notice to Lessee upon happening of any one of the following events, and if the same are not remedied within thirty (30) days after notice to Lessee or within a reasonable time thereafter, if the event cannot be remedied in thirty (30) days:

                 (a) The making by Lessee of an assignment for the benefit of its creditors;

                 (b) The levying of a writ of execution of attachment on or against the property of the Lessee;

                 (c) The doing, or permitting to be done by Lessee of any act which creates a mechanic's lien or claim therefor against the land or building of which the Premises are a part which is not released in thirty (30) days;

                 (d) Except during the last six (6) months of the term, the abandonment or vacation by Lessee of the Premises or any part thereof before the end of the demised term.

                 Upon termination of the estate as aforesaid, Lessor may reenter the Premises with or without the process of law and thus repossess; Lessor shall not be liable in damages or otherwise by reason of reentry or termination of this Lease.

                 In the event of any other breach hereunder by Lessee, Lessor may immediately, or at any time thereafter, after fifteen (15) days written notice, cure such breach for the account and at the expense of Lessee. If Lessor at any time, by reason of such breach, is compelled to pay or elects to pay, any sum of money, or is compelled to incur any expense, in instituting or prosecuting any action or proceeding to enforce Lessor's rights hereunder, the sum or sums so paid by Lessor, with interest thereon at the rate of eleven (11%) percent per annum from the date of payment thereof, shall be deemed to be additional rent thereunder and shall be due from Lessee to Lessor on the first day of the month following the payment of such respective sums or expenses. All rights and remedies of Lessor herein enumerated shall be cumulative and shall not exclude any other right or remedy allowed by law, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arise.

23. NOTICES: Any notice required or permitted under this Lease shall be deemed sufficiently given or served to Lessee if sent by certified or registered mail to:

                          SOFTWARE SPECTRUM INC.
                          2140 MERRITT DRIVE
                          GARLAND TX 75041
                          ATTENTION KEITH R. COOGAN
                          VICE PRESIDENT - OPERATIONS

and to the Lessor at the address then fixed for the payment of rent, and either party may by like notice at any time and from time to time designate different addresses to which notices shall be sent. Notices given in accordance with these provisions shall be deemed received when mailed.

24. COMMENCEMENT DATE: Lease Commencement shall take place May 1, 1996 provided all specifications and requirements are provided to the Lessor on or prior to March 11, 1996 and no substantial changes are made from March 11, 1996. On or before April 17, 1996 if Lessor determines the premises will not be ready for occupancy by May 1, 1996, lessor will notify Lessee and provide a "best estimate" when the premises will be ready.

25. MODIFICATIONS: This Lease constitutes the whole agreement by and between the parties hereto, and there are no terms, obligations, covenants, provisions or conditions other than those contained and set forth in this Lease. No modifications or variations of this Lease and of the terms, provisions, covenants and conditions hereof shall be deemed valid, unless reduced to writing and attached hereto as part hereof, signed by both parties hereto.

26. SUCCESSORS AND ASSIGNS: The terms, covenants, and conditions hereof shall be binding upon and inure to the successors in the interest and assigns of the parties hereto.

27. QUIET POSSESSION: If the Lessee shall discharge the obligations and comply with each and all of the covenants, conditions, terms and provisions of this Lease to be kept, done and performed by it, then it shall have and enjoy, during the term of this Lease, the quiet possession of the demised Premises, the building constructed thereon, as hereinafter provided, together with all appurtenances thereto belonging, for the uses and purposes herein above described.

28. GENERAL: Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Lessee, it being expressly understood and agreed that neither the method of computation of rent nor any provisions contained in this Lease, nor any acts of the parties hereto shall be deemed to create any relationship between the Lessor and Lessee other than the relationship of Lessor and Lessee. The laws of the State of Kentucky shall govern the validity, performance and enforcement of this Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Premises. This Lease shall become effective as a Lease only upon the execution and delivery of this Lease by Lessor and by Lessee. The marginal headings of the several articles contained herein are for convenience only and do not define, limit or construe the contents of such articles. Time is of the essence of this Lease, and each and every covenant, term, and condition and provisions hereof.

29. COUNTERPARTS: This Lease is executed in more than one counterpart. Each counterpart, when signed by the parties hereto, shall be deemed an original copy.

30. LEGAL FEES AND EXPENSES: Lessee agrees that if Lessor shall without any fault on its part, be made party to any litigation commenced by or against Lessee, then Lessee shall pay all costs and reasonable attorneys fees incurred by or imposed on Lessor and any judgement or decree for the payment of money obtained against Lessor in connection with such litigation. Lessee shall also pay all costs and reasonable attorneys fees which may be incurred or paid Lessor in enforcing the covenants and agreements of this lease. Lessor reserves the right in any such event to be represented by attorneys of its choice.

31. MEMORANDUM OF LEASE (SHORT FORM LEASE): Neither Lessor or Lessee shall record this lease. However, either party promptly on request of the other shall execute, and the other may record, a memorandum of lease (short form of this lease), in recordable form, sufficient to provide constructive notice of the leasehold estate created hereby. Any short form of this lease which is so recorded shall contain the following disclaimer with respect to the liability of Lessor for any construction done on the premises by Lessee:

NOTICE IS HEREBY GIVEN TO ALL MECHANICS, MATERIALMEN, CREDITORS OF LESSEE AND OTHER INTERESTED PARTIES THAT LESSEE IS NOT THE AGENT OF LESSOR FOR THE PURPOSE OF ANY IMPROVEMENTS WHICH MAY BE CONSTRUCTED ON THE PREMISES BY, FOR, ON BEHALF OF, OR PURSUANT TO ANY AGREEMENT WITH LESSEE, ITS AGENTS, AFFILIATES, OR NOMINEES, AND THAT LESSOR SHALL NOT BE LIABLE FOR ANY AMOUNTS OWED FOR LABOR OR MATERIALS OR OTHER SERVICES RENDERED OR GOODS USED IN CONNECTION WITH ANY SUCH CONSTRUCTION.

32. PROHIBITED CONSTRUCTION MATERIALS; HAZARDOUS MATERIAL: Lessor represents that lessor is unaware of any hazardous substance used, spilled, or stored upon the Premises. Lessor and Lessee each covenant and agree that they will not hereafter utilize or permit to be utilized in the construction of any structure at any time erected on the Premises, or to be located upon the Premises, any friable asbestos or asbestos contaminating material, any urea formaldehyde foam insulation, or any transformers or other equipment containing dielectric fluid in which shall be subsisting polychlorinated biphenyl's in excess of ten (10) parts per million, and lessee further covenants and agrees not to permit any "Hazardous Material" to be placed, held, located or disposed of upon, or released upon, under, or at the Premises, or any part thereof. For purposes of this lease, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et. seq.) any so called "Superfund" or "Superlien" law, ordinance, code, rule, regulation, order or decree regulating, or relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect. If Lessee has knowledge or has notice of [a] the happening of any event involving the use, spill, discharge or cleaning up of any Hazardous Material (a "Hazardous Discharge") or [b] any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or other environmental, health or safety matter affecting Lessee, or the Premises (an "environmental complaint") from any person or entity, including, without limitation, the United States Environmental Protection Agency ("EPA"), Lessee shall give immediate notice thereof to Lessor disclosing full details of same. Lessee does and shall indemnify and hold Lessor harmless from all loss, cost, claim, damage, and expense, including but not limited to reasonable attorneys' fees, incurred by lessor as a result of any "Hazardous Discharge" on the Premises during the term of this Lease which is caused by Lessee, its employees, agents, patrons, or suppliers' delivery trucks, and the indemnity of Lessee in favor of Lessor contained in this paragraph shall survive the expiration or termination of this lease.

33. HOLDING OVER: In the event Lessee holds over and remains in possession of the Premises without permission of Lessor after the expiration or earlier termination of this lease, Lessee shall be deemed to hold the premises as a tenant from month to month, and all of the terms, conditions and covenants of this lease shall be applicable during the holdover period, except that the rent for each month or fraction thereof during the period of such holdover shall be an amount equal to one and one half times (150%) the monthly installment of rent payable at the time of such expiration or earlier termination. Notwithstanding the foregoing, no holding over by Lessee shall operate to extend this lease. Lessee shall be liable for all damages to Lessor both direct and consequential attributable to such holding over, and Lessee shall vacate and surrender the Premises upon being given thirty (30) days prior written notice from Lessor to vacate.

36. PAYMENT OF AND INDEMNIFICATION FOR LEASING COMMISSIONS: The parties hereby acknowledge, represent, and warrant that Charles M. Casper, Commercial Kentucky, INC. is the only real estate broker involved in the negotiation and execution of this lease and that Lessor is obligated to pay any leasing commission to said broker. No other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this lease. Each party shall indemnify and hold harmless the other party from any and all liability for any breach of this representation and warranty and the breaching party shall pay any compensation to any broker or person who may be deemed or held to be entitled thereto.

37. RIGHT OF FIRST REFUSAL FOR ADDITIONAL SPACE: If at any time during the first forty eight (48) months of this Lease Lessor contemplates leasing other space within the building in which the Premises is located, Lessor shall notify Lessee at the address shown in the paragraph 23 herein and Lessee shall have ten (10) days from receipt of such notice to notify Lessor of it's intent to lease such space. Rent for this additional space will be at the same rent per square foot contained herein at the time of notice. In any event the term for the additional space will co-terminate with this lease.

38. ONE TIME RIGHT TO CANCEL: Lessee shall have a one time right to cancel this Lease, without payment of additional fees or penalties of any type, at the end of the thirty seventh (37th) month. Lessor must be notified of Lessee's intent to cancel by the end of the thirty first (31st) month.

39. OFFICE BUILD OUT: Lessor will construct a five thousand (5,000) square foot, two story office area as referenced in "Exhibit C" herein according to standards as described in "Exhibit B" herein. Lessee agrees to pay Lessor upon issuance of either a temporary or permanent certificate of occupancy the sum of $80,000 in full and final payment for the construction for this office space.

40. PARKING: Lessor agrees to provide, free of charge, parking for 35 cars as shown on "Exhibit A" herein as "initial parking". At any time during the first forty eight (48) months of this Lease Lessor agrees to construct, at no additional cost to Lessee, up to 25 additional parking spaces as shown on "Exhibit A" herein as "future parking" within three (3) months of receiving written notice from Lessee to commence such construction

41. OPTION TO EXTEND TERM: Lessee may extend the term of this Lease for one term of three (3) years by notifying Lessor of it's intention to do so no later than six (6) months prior to expiration. Rent for the extended term shall be mutually agreeable at the current market rate.

42. ONE TIME RIGHT TO EXPAND THE PREMISES: Any time prior to the close of business on March 11,1996 Lessee may amend this Lease to 75,000 square feet, by letter which becomes part of this lease, with rent as follows:

         Month One                            $0
         Month two through twelve             $18,688
         Month thirteen through sixty one     $21,563

IN WITNESS WHEREOF, Lessor and Lessee have hereunto executed this Lease and affixed their seals as of the day and year first above written.

                                  LESSOR:

                                  Riverport Commerce Center, INC.
                                  a Kentucky Corporation

Attest:                           By: /s/ REED M. BOONE
                                     ----------------------------------
                                     Reed M. Boone
TERRI A. SAMPLES                  It's: Vice President
- - -----------------

                                  LESSEE:

                                  SOFTWARE SPECTRUM, INC.
                                  a TEXAS Corporation

Attest:                           By: /s/ KEITH R. COOGAN
                                     ----------------------------------
                                     Keith R. Coogan
CHRISTI L. BREWER                 It's: Vice President - Operations
- - -----------------


State of Kentucky            )
                             )SS:
County of Jefferson          )


Be it remembered that on the 15th day of March, 1996, before me, a Notary Public in and for said County and State, personally appeared Reed M. Boone as Vice President of Riverport Commerce Center, INC. as Lessor in the foregoing Lease agreement, and for and on behalf of said corporation acknowledged the signing and execution of said instrument, that the signing and execution of said instrument is their free act and deed of said corporation, for the uses and purposes in said instrument mentioned.

In testimony whereof, I have hereunto subscribed my name and affixed by notarial seal on the day and year last aforesaid.



                                             Notary Public, State at Large, KY
                      /s/ TERRI A. SAMPLES   My Commission Expires Mar. 13, 1998
                      --------------------
                      Notary Public

                                                                        [SEAL]

Be it remembered that on the 8th day of March, 1996 before me, a Notary Public in and for said County and State, personally appeared Keith R. Coogan as Vice President - Operations of Software Spectrum, INC., granting consent to the foregoing Lease agreement, and for and on behalf of said corporation acknowledged the signing and execution of said instrument, that the signing and execution of said instrument is their free act and deed of said corporation, for the uses and purposes in said instrument mentioned.

In testimony whereof, I have hereunto subscribed my name and affixed by notarial seal on the day and year last aforesaid.

                                             Christi L. Brewer
                                             ----------------------------------
                                             Notary Public

[SEAL]

                                  "EXHIBIT B"
                        Office Build Out Specifications


HVAC: Gas fired furnaces with electric air conditioning. Multiple units provide zone cooling and heating.

Ceilings:  Dropped grid with 2' X 4' lay in acoustical panels.

Floors: Commercial grade carpet ($15/sq. yd. allowance) or 12" X 12" vinyl tile.

Walls:   5/8" drywall on metal studs painted the color of your choice.

Lighting: 2' X 4' lay in florescent fixtures.

Sprinkler:  Chrome sprinkler heads.

Rest rooms: Ceramic tile floors and 4' wainscot. Formica clad partitions. Toilet paper holders and paper towel dispensers.

Interior doors: Solid wood veneer stain grade with metal jambs. Stained or painted in the color of your choice.

Exterior doors: Glass store front door. Office to warehouse are painted metal with half glass. All exterior doors have closure devices push - pull hardware and kick plates.

Hardware: Commercial grade latch style in brushed aluminum or brushed brass finish.

                    [Riverport Warehouse Company Letterhead]


March 15, 1996



Mr. Keith Coogan
Vice President - Operations
SOFTWARE SPECTRUM
2140 Merritt Avenue
Garland, TX 75041

Dear Keith:

Enclosed is a fully executed copy of our Lease agreement. I have submitted the non-disturbance agreement to GREAT FINANCIAL BANK and asked they send the executed copy directly to you. I'll follow up to make sure they do so.

Thank you, it's still a pleasure working with you!

Sincerely,


/s/ REED M. BOONE
Reed M. Boone

                                  "EXHIBIT C"


                                  [BLUEPRINT]



              PARTIAL FIRST FLOOR PLAN / SCALE:  1/8" = 1' - 0"

                                  "EXHIBIT A"


                                  [BLUEPRINT]



                     INITIAL PARKING AND FUTURE PARKING

                                  "EXHIBIT C"



                                  [BLUEPRINT]



                   MEZZANINE PLAN - SCALE:  1/8" = 1' - 0"

                       [GREAT FINANCIAL BANK' LETTERHEAD]


March 19, 1996





Mr. Keith Coogan
Software Spectrum, Inc.
2140 Merritt Drive
Garland, Texas 75041

RE:      Riverport Commerce Center, Inc.

Dear Mr. Coogan:

Per Instructions from Reed Boone, I have enclosed for your records a fully executed Subordination, Non-Disturbance and Attornment Agreement.

If there is anything else you need from me, feel free to call at (502) 562-6443.

Sincerely,

/s/ DEBRA DANIEL
Debra Daniel

W:R\C1901

Enclosure

cc: Reed Boone

                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS AGREEMENT, made this 8th day of March, 1996 by and between SOFTWARE SPECTRUM, INC., a TEXAS Corporation with principal offices at 2140 Merritt Drive, Garland, Texas 75041, and GREAT FINANCIAL BANK, FSB, with a mailing address of One Financial Square, Louisville, Kentucky 40202.

                                   WITNESSETH

         WHEREAS, by Lease dated 8th day of March, 1996 as amended (hereinafter referred to as the "LEASE"), Riverport Commerce Center, Inc. ("LANDLORD") leased and rented to Tenant certain premises located in Jefferson County, Kentucky (the "Property") a more particular description of which Property appears in Exhibit A, attached hereto and by this reference made a part hereof; and

         WHEREAS, the Property is or is to be encumbered by a mortgage, deed of trust, deed to secured debt or other similar security agreement (the "Mortgage") in favor of or to be assigned to Lender; and

         WHEREAS, Lender does not wish to make the loan secured by the Mortgage or to consent to Tenant's Lease, unless Tenant subordinates the Lease and Tenant's rights thereunder to the lien and provisions of the Mortgage; and

         WHEREAS, Tenant and Lender desire hereby to establish certain rights, safeguards, obligations and priorities with respect to their respective interests by means of the following Subordination, Non-Disturbance and Attornment Agreement;

         NOW THEREFORE, for and in consideration of the premises and the mutual covenants and promises herein contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Tenant and Lender agree as follows;

         (l) The Lease and the rights of Tenant thereunder are and shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, to the full extent of the principal sum and interest thereon from time to time secured thereby, and to any renewal, substitution, extension, modification or replacement thereof, including any increase in the indebtedness secured thereby or any supplements thereto. In the event that Lender or any other person acquires titled to the property pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure (the Lender, any other such person and their participants, successors and assigns being referred to herein as the "Purchaser"), Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and subject to the proviso in Paragraph 2 of this Agreement, the Lease shall continue in full force and effect as a direct lease between Tenant and Purchaser, except that, notwithstanding anything to the contrary herein or in the lease, the provisions of the Mortgage will govern with respect to the disposition of proceeds of insurance policies or condemnation or eminent domain awards.

         (2) So long as the Lease is in full force and effect and Tenant is not in default under any provision of the lease or this Agreement, and no event has occurred which has continued to exist for a period of time (after notice, if any, required by the Lease) as would entitle Landlord to terminate the Lease or would cause without further action by Landlord, the termination of the Lease of would entitle Landlord to terminate the Lease or would cause without further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess the Tenant thereunder:

                 a. the right of possession of Tenant to the leased premises shall not be terminated of disturbed by any steps or proceedings taken by Lender in the exercise of any of its rights under the Mortgage or the indebtedness secured thereby; and

                 b. The Lease shall not be terminated or affected by said exercise of any remedy provided for in the Mortgage, and Lender hereby covenants that any sale by it of the Property pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to the Lease and the rights of Tenant thereunder.

         (3) In no event shall Lender or any other Purchaser be:

                 a. liable for any act or omission of Landlord or any prior landlord;

                 b.       liable for the return of any security deposit;

                 c. subject to any offsets or defenses which the Tenant might have against Landlord or any prior landlord;

                 d. bound by any payment of rent or additional rent which Tenant might have paid to Landlord or any prior landlord for more than the current month; or

                 e. bound by any amendment or modification of the Lease made without Lender's or such other Purchaser's prior written consent.

         (4) Tenant agrees to give prompt written notice to Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof given on behalf of Tenant shall be effective unless Lender has received said notice and has failed within 30 days of the date of receipt thereof to cure Landlord's default, or if the default cannot be cured within 30 days, has failed to commence and to diligently pursue the cure of Landlord's default which gave rise to such right of cancellation or abatement. Tenant further agrees to give such notices to any successor of Lender, provided that such successor shall have given written notice to Tenant of its acquisition of Lender's interest in the Mortgage and designated the address to which such notices are to be sent.

         (5) Tenant acknowledges that Landlord will execute and deliver to Lender an Assignment of Leases and Rents conveying the rentals under the Lease as additional security for the loan secured by the Mortgage, and Tenant hereby expressly consents to such Assignment and has no notice of a prior assignment of the Lease or the rents thereunder.

         (6) Tenant agrees that it will not, without the prior written consent of Lender, do any of the following, and any such purported action without such consent shall be void as against Lender:

                 a. modify the Lease of any extensions or renewals thereof in such a way as to reduce the rent, accelerate rent payments, shorten the original term, or change any renewal option;

                 b.      terminate the Lease except as provided by its terms;

                 c. tender or accept a surrender of the Lease or make a prepayment in excess of one month of rent thereunder; or

                 d. subordinate or permit subordination of the Lease to any lien subordinate to the Mortgage.

         (7) Tenant hereby represents and warrants that, (a) it has unconditionally accepted and occupied the leased premises and commenced payment of rent under the Lease without claim or right of set-off, or claim of any default by Landlord; (b) minimum annual rent currently payable under the Lease is $181,128; (c) the Lease sets forth the entire agreement between Landlord and Tenant, is in full force and effect in accordance with its terms, and has not, in any way, been amended, modified, assigned or sublet; (d) there exists no default by either party to the Lease or other ground (nor any state of facts which with the giving of notice, the passage of time, or both, could constitute a default or such other ground), for ceasing or reducing the payment of rental, or for cancellation or termination of the Lease; (e) the commencement date of the Lease is May 1, 1996 and the primary lease term expires May 31, 2001, however, tenant has the right to cancel this Lease May 31, 1999 with written notice to Landlord no later than November 30, 1998;

(f) all requirements of the Lease, including any construction and parking requirements, have been complied with and no charges, set-offs, or other credits exist against the rentals nor have rentals been prepaid except as provided by the Lease terms, but in no event have rentals been paid more than thirty (30) days in advance.

         (8) Tenant agrees to certify in writing to Lender, upon request, whether or not any default on the part of Landlord exists under the Lease and the nature of any such default.

         (9) The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of either party hereto. However, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall request in order to effectuate said provisions.

         (10) From and after payment in full of the loan secured by the Mortgage and the recordation of a release or satisfaction thereof, without the transfer of the Property to Lender as a Purchaser, this Agreement shall become void and of no further force or effect.

         (11) The agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto, their respective participants, successors, and assigns, and, without limiting such, the agreements of Lender shall specifically be binding upon any Purchaser of the Property at foreclosure or at a sale under power.

         (12) This agreement may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors.

         (13) This agreement may be signed in counterparts.

         (14) If any term or provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby, but each term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, Tenant and Lender have caused this instrument to be executed under seal as of the day and year first above written,

                                    TENANT:


                                    SOFTWARE SPECTRUM, INC.

                                    By:/s/ Keith R. Coogan
                                       ----------------------------------------
                                    Title: Vice President of Operations
                                           ------------------------------------



                                    LENDER:

                                    GREAT FINANCIAL BANK, FEB

                                    By:/s/ Gerald M. Karem
                                       ----------------------------------------
                                    Title: First Vice President
                                           ------------------------------------



STATE OF TEXAS            )
                          ) SS
COUNTY OF DALLAS          )

         On 8 March 1996, before me, Christi L. Brewer, the undersigned officer, personally appeared Keith R. Coogan, who acknowledged himself to be the V.P. of Operations of Software Spectrum, Inc., a corporation, and that Keith
R. Coogan he, as such V.P. of Operations, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself or herself as V.P. of Operations.

         In witness whereof I hereunto set my hand and official seal.


[SEAL]                                  /s/ CHRISTI L. BREWER
                                        ---------------------------------------
                                        Notary Public

                                        Commission expires 21 December 1996

COMMONWEALTH OF KENTUCKY)
                        )
COUNTY OF JEFFERSON     )


         On this 17th March 1996, before me, Tricia Jones Hurley, the undersigned officer, personally appeared Gerald M. Karem, who acknowledged himself to be the First Vice President, of Great Financial Bank, FSB, and that Gerald M. Karem he, as such First V.P., being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself or herself as First V.P.

         In witness whereof I hereunto set my hand and official seal.


[SEAL]                            /s/ TRICIA JONES HURLEY
                                  ---------------------------------------
                                  Notary Public


                                              Notary Public, State at Large, KY
                          Commission expires  My commission expires May 6, 1997
                                              ---------------------------------


This instrument was prepared by:


- - ---------------------------------------------

- - ---------------------------------------------

- - ---------------------------------------------

                                  "EXHIBIT A"

REVISED LOT 22 CREATED BY MINOR SUBDIVISION PLAT OF RECORD WHICH HAS BEEN APPROVED BY THE LOUISVILLE AND JEFFERSON COUNTY PLANNING COMMISSION WHICH IS ATTACHED TO DEED RECORDED IN DEED BOOK 6527, PAGE 60, IN THE OFFICE OF THE CLERK OF JEFFERSON COUNTY, KENTUCKY.

THE STREET ADDRESS FOR THE PREMISES IS 7101 - C Intermodal Drive Louisville KY 40258.

                       [SOFTWARE SPECTRUM LETTERHEAD]




March 13,1996



Mr. Reed M. Boone
Riverport Warehouse Company
7200 Riverport Drive
Louisville, Kentucky 40258

Re:      Lease and Subordination, Non-Disturbance and Attornment Agreement

Dear Reed:

Enclosed you will find two (2) partially executed originals of the above mentioned documents. Please return one (1) fully executed original of each document to my attention at your earliest convenience.

Should you have any questions or need additional information, please do not hesitate to contact me at (214) 864-7812.

Yours very truly,

/s/ KEITH R. COOGAN
- - -------------------------------
    Keith R. Coogan
    Vice President of Operations

KRC:cb

Enclosures as stated.

                         [SOFTWARE SPECTRUM LETTERHEAD]




VIA FACSIMILE TRANSMISSION 1-502-933-7149




March 8, 1996



Mr. Reed M. Boone
Riverport Warehouse Company
PO Box 58098
Louisville, Kentucky 40268-0098

Dear Reed:

Please allow this letter to confirm our telephone conversation of earlier today in which I confirmed that Software Spectrum, Inc. will lease 62,500 square feet of space as more fully described in the lease documents that you provided me today. I have executed the lease agreements reflecting this amount of space and you will receive these next Tuesday.

Please contact me if you require any further information.

Yours very truly,


/s/ Keith R. Coogan
Keith R. Coogan
Vice President of Operations

KRC:cb

                  [RIVERPORT WAREHOUSE COMPANY LETTERHEAD]





March 7, 1996




Mr. Keith R. Coogan
Vice President - Operations
SOFTWARE SPECTRUM, INC.
2140 Merritt Drive
Garland, Texas 75041


Re: Lease form.

Dear Keith:

Enclosed are two original copies of the lease form we have agreed upon. Please sign both and return to me. When I receive them I will sign and return one copy to you and submit the non-disturbance agreement to our lender.

It's a pleasure doing business with you and everyone with your firm! I look forward to a long and very satisfying relationship.

Sincerely,


/s/ Reed M. Boone
Reed M. Boone

                         [MARSH & MCLENNAN LETTERHEAD]




Facsimile                 Marsh & McLennan
Transmittal               2200 Ross Avenue #3300
Sheet                     Dallas, Texas 75201
                          Telephone 214-979-9860



Date 03/07/96         Fax no. 864-7889

To               Keith Coogan

Company          Software Spectrum, Inc.

Total number of pages, including this cover 2

From             Barb Murray

Tel. no.         214-979-9860 Fax no. 214-979-9710

The information contained in this facsimile message is confidential, may be privileged, and is intended for the use of the individual or entity named above. If you, the reader of this message, are not the intended recipient, the agent, or employee responsible for delivering this transmission to the intended recipient, you are expressly prohibited from copying, disseminating, distributing, or in any other way using any of the information contained in this facsimile message.

If this transmission is not received in good order, please call sender directly.

Comments:

Attached is the certificate you requested. The original will be mailed to you today.

Please let me know if you have any questions.

cc:      Mark Locke - Chubb Ins. Group
         Sally Dillenback